MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, made on this 18th day of December 2017, shall set forth the guidelines and plan (the "MOU") between PHI Group, Inc., a U.S. public company in the United States of America (Trading symbol: PHIL) with principal registered address at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., hereinafter referred to as "PHIL" and SC Z.I.O.S. SRL, a Romanian company, with principal business address at Centrul de afaceri Sibiu, Str. Nicolaus Olahus 5, et. 12, Romania 550176, hereinafter referred as "ZIOS."

Whereas, ZIOS is engaged in the development of an industrial park namely "Zona Industriala Ocna Sibiului" over a 36,9-hectare area in Sibiu, Romania ("ZIOS land parcel");

WHEREAS, PHIL is a U.S. diversified publicly traded holding company engaged in mergers and acquisitions and investing in various industries in the United States and abroad;

The parties hereto agree to the following terms of this MOU:

1. PHIL and ZIOS are parties to this MOU dated 18th day of December 2017.

2. The MOU sets forth guidelines for further negotiations between ZIOS and PHIL towards the execution of a definitive agreement between ZIOS and PHIL containing representations, warranties, covenants, and indemnities customary for a transaction of this type.

3. PHIL is desirous of cooperating with Mr. Andreas Späck, the owner of ZIOS, to develop, build and operate a gas-fired power plant and a greenhouse over the ZIOS land parcel and water park adjacent to it.

4. PHIL is committed to investing or causing to be invested the required capital to finance the building of a minimum 10-MW gas-fired power plant (renewable energy with steam processing plant), the building of a minimum 10-hectares of greenhouse and investing 20 million Euros in a water park and health retreat wellness resort taking advantage of the salt lakes adjacent to the ZIOS land parcel.

5. Both parties agree to accept the value of the ZIOS land parcel to be equivalent to seven (7) million Euros and acknowledge that ZIOS currently has a debt of 1.4 million Euros on its books.

6. Mr. Andreas Späck agrees to contribute 3.5 million Euros from value of the ZIOS land parcel toward the total capitalization to develop, build and operate the gas-fired power plant, the greenhouse and the water park and will hold a proportionate percentage of ownership in the entity that owns these projects based on the total capitalization amount during the first two years.

7. PHIL agrees to pay or cause to be paid to Mr. Andreas Späck two (2) million Euros after the all required approvals and permits are granted by the pertinent Romanian governmental authorities to build the gas-fired power plant, the greenhouse and the water park. This sum of money and the payment of 1.4 million Euros to the ZIOS creditor will come from the structured financing in connection with the capitalization for these projects, unless agreed otherwise by the pertinent parties afterwards. In addition, the balance of 1.5 million Euros will be paid to Mr. Andreas Späck over a period of 5 years based on cash flow milestones from operations.

8. PHIL and ZIOS will proceed towards the signing of a definitive agreement to consummate the transactions mentioned herein between the two parties by the end of January 2018 or as soon as possible.

9. This document constitutes the entire Memorandum of Understanding of all the parties relating to the contemplated business transaction between ZIOS and PHIL and supersedes all prior contracts or agreements with respect to those matters, whether oral or written. Each party's rights under this MOU are assignable only with the prior written consent of the other party. This Memorandum of Understanding and the rights and duties of the parties arising out of it shall be governed by and construed and enforced in accordance with the laws of Romania.

Agreed and Approved:

This 18th day of December 2017
PHIL Group, Inc.

PHIL GROUP, INC. CORPORATE SEAL 1982 WYOMING

By: ______________________
Henry D. Fahman
Chairman & CEO

Agreed and Approved:

This 18th day of December 2017
SC Z.I.O.S. SRL

CIF:RO18145675;J32/1701/2005 S.C. Z.I.O.S. S.R.L. SIBIU-ROMANIA

By: ______________________
Viktor – Andreas SPÄCK
Administrator

Attest:

By: ______________________
Horace Horumba
President, PHI Group Eastern Europe